Exhibit 24.1

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORGANON & CO.

March 21, 2022	/s/ Matthew Walsh
Matthew Walsh
Chief Financial Officer

We, the undersigned directors and officers of Organon, hereby severally constitute Kevin Ali and Matthew Walsh, and each of them singly, our true and lawful attorneys with full power to them and each of them to sign for us, in our names in the capacities indicated below, any and all amendments to this Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities and Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Kevin Ali	Chief Executive Officer and Director	March 21, 2022
/s/ Matthew Walsh	Chief Financial Officer	March 21, 2022
/s/ Kathryn DiMarco	Senior Vice President Finance – Corporate Controller	March 21, 2022
/s/ Carrie Cox	Chairman of the Board of Directors	March 21, 2022
/s/ Robert Essner	Director	March 21, 2022
/s/ Alan Ezekowitz	Director	March 21, 2022
/s/ Ma Fatima de Vera Francisco	Director	March 21, 2022
/s/ Helene Gayle	Director	March 21, 2022
/s/ Shelly Lazarus	Director	March 21, 2022
/s/ Deborah Leone	Director	March 21, 2022
/s/ Martha McGarry	Director	March 21, 2022
/s/ Philip Ozuah	Director	March 21, 2022
/s/ Cynthia Patton	Director	March 21, 2022
/s/ Grace Puma	Director	March 21, 2022
/s/ Shalini Sharp	Director	March 21, 2022